UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

2016 Performance Awards. Pursuant to the Liberty Global 2014 Incentive Plan, as amended (the “Incentive Plan”), on March 9, 2016, the Compensation Committee (the “Committee”) of Liberty Global plc's Board of Directors approved performance goals for the fiscal year ending December 31, 2016, for annual cash performance awards to its executive officers (the “2016 Performance Awards”). In the following text, the terms "we", "our", "our company" and "us" refers to Liberty Global plc.
 With respect to our Chief Executive Officer and the four other named executive officers of our company, who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2016 (the “2016 NEOs”), a base objective relating to growth in consolidated revenue or consolidated operating cash flow relative to budgeted growth has been designed so that the payment of 2016 Performance Awards to the 2016 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162m”).  The target 2016 Performance Award will be split between the achievement of budgeted growth in revenue and operating cash flow and achievement of a target average customer relationship net promotor score (“rNPS”) for the fiscal year ending December 31, 2016. Based on the achievement of these operational performance metrics, a payout of up to 150% of the target bonus amount is available for over-performance against budget/target. Individual performance against personal performance objectives approved by the Committee could increase the maximum 2016 Performance Award to up to 225% of the target bonus amount.
If the 2016 base objective is achieved, the Committee may approve payment to each of the 2016 NEOs of his maximum 2016 Performance Award, subject to the Committee’s discretion to reduce the amount of the award to be paid to any 2016 NEO or to pay no award to such 2016 NEO.  The exercise of the Committee’s discretion as to the amount of the 2016 Performance Award payable to any 2016 NEO will be based on the Committee’s assessment of our company’s consolidated financial performance, our rNPS score and each executive’s performance against personal performance objectives in 2016.  The target 2016 Performance Award is $9.0 million for our Chief Executive Officer, Michael T. Fries, and $2.5 million for each of the other 2016 NEOs. These same terms will also apply to other officers granted 2016 Performance Awards.
 The personal performance objectives for the 2016 NEOs and our other officers consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President

Date: March 14, 2016